              LIMITED POWER OF ATTORNEY - SECURITIES LAW COMPLIANCE

      The  undersigned,  as an officer or director of Jive  Software,  Inc. (the
"Corporation"),  hereby  constitutes and appoints  William  Pierznik,  Katherine
Johnson,  Bryan LeBlanc and Vicki Ryan, each the  undersigned's  true and lawful attorney-in-fact  and agent to  complete  and execute  such Forms 144,  Form ID,
Forms 3, 4 and 5 and other forms as such attorney shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the
Securities Act of 1933, as amended, Section 16 of the Securities Exchange Act of
1934, as amended, and the rules and regulations promulgated  thereunder,  or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Corporation,  and to do all acts necessary  in  order  to file  such  forms  with  the  Securities  and  Exchange
Commission, any securities exchange or national association, the Corporation and such other person or agency as the attorney shall deem appropriate.

      The   undersigned   hereby   ratifies   and   confirms   all   that   said
attorneys-in-fact  and agentS shall do or cause to be done by virtue hereof. The undersigned  acknowledges  that the foregoing  attorneys-in-fact,  in serving in such capacity at the request of the  undersigned  are not  assuming,  nor is the
Company  assuming,  any of the  undersigned's  responsibilities  to comply  with
Section 16 of the Securities Exchange Act of 1934 (as amended).

      This Limited Power of Attorney shall remain in full force and effect until the  undersigned is no longer  required to file Forms 3, 4 and 5 with respect to the  undersigned's  holdings of and  transactions  in  securities  issued by the
Corporation  unless earlier revoked by the undersigned in a writing delivered to the foregoing attorneys-in-fact.

This Limited Power of Attorney is executed at Jive Software, Palo Alto, HQ, as of the date set forth below.

                                                   JAMES LARSON

                                                   /s/ James Larson
                                                   -----------------------------

                                                         8/14/2012
                                                   Dated:-----------------------

        /s/ Chrissie Bogan
Witness:--------------------

           Chrissie Bogan
Print Name:-----------------

      8/14/2012
Dated:----------------------